EXHIBIT 4.7

                              ZIONS BANCORPORATION
                           1996 NON-EMPLOYEE DIRECTORS
                                STOCK OPTION PLAN


                                    SECTION 1

                               PURPOSE OF THE PLAN

         The Zions Bancorporation Stock Option Plan for Non-Employee Directors (the "Plan") is intended to provide a method whereby the non-employee voting directors (the "Directors") of Zions Bancorporation (the "Company"), who are responsible for reviewing and monitoring the performance of the Company and the performance of the Company's officers, may be encouraged to acquire a stock ownership in the Company, thereby promoting the interests of the Company and all its stockholders. Accordingly, the Company, during the term of the Plan, will grant options to the Directors to purchase shares of the Company's common stock, subject to the conditions hereinafter provided.

                                    SECTION 2

                           ADMINISTRATION OF THE PLAN

         2.1. The Plan shall be administered by the Pension and Benefits Committee (the "Committee") which consists of officers of the Company. The Committee shall keep records of action taken at its meetings.

         2.2. The Committee shall interpret the Plan and prescribe such rules, regulations and procedures in connection with the operation of the Plan as it shall deem to be necessary and advisable for the administration of the Plan consistent with the purposes and terms of the Plan. All questions of interpretation and application of the Plan, or as to options granted under the Plan, shall be subject to the determination of the Committee, which shall be final and binding.

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         2.3. Notwithstanding the above, the selection of the Directors to whom options are to be granted, the timing of such grants, the number of shares subject to any option, the exercise price of any option, the periods during which any option may be exercised and the term of any option shall be as hereinafter provided, and the Committee shall have no discretion as to such matters.

         2.4. Notwithstanding anything contained herein to the contrary, no member of the Committee shall be eligible to receive options granted under the Plan.

                                    SECTION 3

                             ELIGIBILITY OF GRANTEES

         3.1. Options shall be granted only to voting Directors of the Company who are not currently serving as employees of the Company or any its affiliates.

         3.2. Nothing in the Plan, in any option granted under the Plan, or in any option agreement shall confer any right to any person to continue as a Director of the Company or interfere in any way with the rights of the stockholders of the Company or the Company's Board of Directors (the "Board") to elect and remove Directors.

                                    SECTION 4

                         STOCK AVAILABLE UNDER THE PLAN

         4.1. The stock to be issued upon exercise of options granted under the Plan shall be the Company's common stock, without par value ("Common Stock"), that shall be made available either from authorized but unissued Common Stock or from Common Stock reacquired by the Company, including shares purchased in the open market. The aggregate number of shares of Common Stock that may be issued under options granted pursuant to the Plan shall not exceed One Hundred Thousand (100,000) shares. The limitations established by the preceding sentence shall be subject to adjustment as provided in Section 11 of the Plan.

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         4.2. If any option granted under the Plan is cancelled by mutual consent or terminates or expires for any reason without having been exercised in full, the shares of Common Stock allocable to the unexercised portion of such option may again be made subject to options under the Plan.

         4.3. The Common Stock which will be issued upon exercise of an option granted hereunder shall be restricted stock, i.e., Common Stock which has not been registered with the Securities and Exchange Commission.

                                    SECTION 5

                                 TYPE OF OPTION

         Only "nonstatutory stock options" shall be granted under the terms of the Plan. For purposes of the Plan, the term "nonstatutory stock options" shall mean an option which does not qualify under Section 422 or 423 of the Internal Revenue Code of 1986, as amended.

                                    SECTION 6

                                 GRANT OF OPTION

         6.1. All Directors shall receive the first grant of Options pursuant to this Plan the first business day after the date such Plan is initially approved by the Company's stockholders. Thereafter, all Directors shall receive options each year on the first business day following the day of the Annual Meeting of Stockholders of the Company.

         6.2. Each Director shall receive, on an annual basis, an option to purchase One Thousand (1,000) shares of the Company's Common Stock, subject to adjustment only as provided in Section 11

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of the Plan. If the number of shares then remaining available for the grant of options under the Plan is not sufficient for each Director to be granted an option for One Thousand (1,000) shares (or the number of adjusted shares pursuant to Section 11), then each Director shall be granted an option for a number of whole shares equal to the number of shares then remaining available divided by the number of Directors, disregarding any fractions of a share.

         6.3. Each annual grant of an option shall vest and become exercisable in four equal installments of Two Hundred Fifty (250) shares beginning six months from the grant date and continuing at one-year intervals from the first vesting date.

         6.4. Subject to Section 9, each option shall be exercisable for ten
(10) years from the date of grant and not thereafter. An option, to the extent exercisable at any time, may be exercised in whole or in part.

         6.5. All options shall be confirmed by an agreement, or an amendment thereto, which shall be executed on behalf of the Company by the Chief Executive Officer (if other than the President) or the President, and by the grantee.

                                    SECTION 7

                                  OPTION PRICE

         7.1. The option price per share shall be One Hundred percent (100%) of the "fair market value" of one share of Common Stock on the date the option is granted (the "Option Price").

         7.2. As used in this Plan, the term "fair market value" shall be deemed to be the closing price of the Company's Common Stock as reported on the National Association of Securities Dealers Automated Quotations System (or the principal United States securities exchange registered under the

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Securities Exchange Act of 1934 on which the Common Stock is listed at the time)
("NASDAQ") on the date the option is granted. If there is not a NASDAQ closing price quotation for the date as of which fair market value is to be determined, then the fair market value shall be determined by reference to the NASDAQ closing price quotation for the next preceding day on which a closing price quotation is reported by NASDAQ.

         7.3. The Option Price shall be subject to adjustment only as provided in Section 11 of the Plan.

                                    SECTION 8

                               EXERCISE OF OPTIONS

         8.1. A Director electing to exercise an option shall give written notice to the Company of such election and of the number of shares he has elected to purchase, in such form as the Committee shall have prescribed or approved, and shall at the time of exercise tender the full Option Price of the shares he has elected to purchase.

         8.2. The Option Price shall be paid in full upon exercise and shall be payable in cash in United States dollars (including check, bank draft or money order); provided, however, that in lieu of cash, the person exercising the option may pay the Option Price in whole or in part by delivering to the Company shares of the Common Stock owned by him and having a fair market value on the date of exercise equal to the cash Option Price applicable to his option, except that (i) any portion of the Option Price representing a fraction of a share shall in any event be paid in cash and (ii) no shares of the Common Stock which have been held for less than six (6) months may be delivered in payment of the Option Price of an option. Delivery of shares may also be accomplished through the effective transfer to the Company of shares held by a broker or other agent.

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         8.3. Notwithstanding the provisions of Section 8.2 above, the exercise of the option shall not be deemed to occur and no shares of Common Stock will be issued by the Company upon exercise of the option until the Company has received payment of the Option Price in full.

         8.4. A grantee shall have no rights as a stockholder with respect to any shares covered by his option(s) until the date a stock certificate is issued evidencing ownership of the shares. No adjustments shall be made for dividends (ordinary or extraordinary), whether in cash, securities or other property, or distributions or other rights, for which the record date is prior to the date such stock certificate is issued, except as provided in Section 11 hereof.

         8.5. Payment of the option price with shares of Common Stock shall not increase the number of shares of Common Stock which may be issued under the Plan as provided in Section 4 above.

         8.6. Notwithstanding any provision of the Plan or any provision or limitation in any option to the contrary, if the Company obtains actual knowledge of a "change of control of the Company" (as defined below), then all outstanding options held by grantees who, at the time of exercise are Directors, may be exercised with respect to all shares of Common Stock subject thereto at any time during the period of ninety (90) days following the date upon which the Company obtained actual knowledge of such change of control of the Company. As used herein, a "change of control of the Company" shall be deemed to have occurred if (i) any person (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Act")) is or becomes the beneficial owner (as such term is used in Rule 13d-3 under the Act) of securities of the Company representing 20% or more of the combined voting power of the Company, or
(ii) the stockholders of the Company approve (A) a plan of merger or consolidation of the Company (unless, immediately following consummation of such merger or

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consolidation, the persons who held the Company's voting securities immediately prior to consummation thereof will hold at least a majority of the total voting power of the surviving or new corporation), or (B) a sale or disposition of all or substantially all assets of the Company, or (C) a plan of liquidation or dis solution of the Company.

                                    SECTION 9

                   RESTRICTIONS ON TRANSFERABILITY OF OPTIONS

         9.1. No option shall be transferable by the grantee otherwise than by Will, or if the Grantee dies intestate, by the laws of descent and distribution of the state of domicile of the grantee at the time of death. All options shall be exercisable during the lifetime of the grantee only by the grantee or the grantee's guardian, conservator or legal representative. These restrictions on transferability shall not apply to the extent such restrictions are not at the time required for the Plan to continue to meet the requirements of Rule 16b-3 of the Act, or any successor Rule.

         9.2. If a grantee ceases to be a Director of the Company for any reason, any outstanding options held by the grantee shall be exercisable according to the following provisions:

                  9.2.1. If a grantee ceases to be a Director of the Company for any reason other than disability or death, any outstanding options held by such grantee shall terminate as of the date on which the grantee ceases to be a Director;

                  9.2.2. If, during his term of office as a Director, a grantee dies or becomes unable to serve as a Director due to physical and/or mental disability, any outstanding options held by the grantee, which are exercisable by the grantee immediately prior to his death or disability, shall be exercisable by the grantee's guardian, conservator or legal representative, or by the person entitled to do so under the

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Will of the grantee, or, if the grantee shall fail to make testamentary disposition of the options or shall die intestate, by the legal representative of the grantee's estate, at any time prior to the expiration date of such options or within one (1) year after the date of the grantee's disability or death, whichever period is longer.

                                   SECTION 10

                      AMENDMENT OR TERMINATION OF THE PLAN

         The Board may at any time terminate, annul, modify or suspend the Plan, subject to the following conditions:

         10.1. No termination of the Plan shall terminate any outstanding options granted under the Plan. 10.2. The Board cannot amend the Plan more often than once per six-month period except for amendments to comply with changes in federal tax and ERISA laws and the rules thereunder.

         10.3. No amendment of the Plan shall be made without stockholder approval if stockholder approval of the amendment is at the time required for options under the Plan to qualify for the exemption from Section 16(b) of the Act provided by Rule 16b-3, or any successor Rule, or by the rules of any stock exchange on which the Common Stock may then be listed.

         10.4. The Board cannot amend, modify, suspend, or terminate the Plan in such a way that affects any options previously granted under the Plan without the consent of the grantee.

         10.5. Without the approval of the stockholders of the Company, no amendment or modification shall be made by the Board that:

                  10.5.1. Increases the maximum number of shares as to which options may be granted under the Plan;


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                  10.5.2. Alters the method by which the option price is
determined;

                  10.5.3. Extends any option for a period longer than 10 years after the date of grant;

                  10.5.4. Materially modifies the requirements as to eligibility for participation in the Plan;

                  10.5.5. Provides for the administration of the Plan by a Committee that is not composed entirely of officers of the Company who are not eligible to participate in the Plan;

                  10.5.6. Causes the options granted under the Plan not to qualify for the exemption provided by Rule 16b-3, or any successor Rule; or

                  10.5.7.  Alters this Section 10 so as to defeat its purpose.

         10.6. Notwithstanding anything contained in the preceding paragraph or any other provision of the Plan or any option agreement, the Board shall have the power to amend the Plan in any manner deemed necessary or advisable for the options granted under the Plan to qualify for the exemption provided by Rule 16b-3 (or any successor rule relating to exemption from Section 16(b) of the Act), and any such amendment shall, to the extent deemed necessary or advisable by the Board, be applicable to any outstanding options theretofore granted under the Plan notwithstanding any contrary provisions contained in any option agreement. In the event of any such amendment to the Plan, the holder of any option outstanding under the Plan shall, upon request of the Committee and as a condition to the exercisability of such option, execute a conforming amendment in the form prescribed by the Committee to their option agreement within such reasonable time as the Committee shall specify in such request.

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                                   SECTION 11
                            CHANGES IN CAPITALIZATION
         11.1. In the event that the shares of stock of the Company, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares or otherwise) or if the number of such shares of stock shall be increased through the payment of a stock dividend, then, subject to the provisions of Section 11.3 below, there shall be substituted for or added to each share of stock of the Company which was theretofore appropriated, or which thereafter may become subject to an option under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of the stock of the Company shall be so changed or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be. Outstanding options shall also be appropriately amended as to price and other terms, as may be necessary to reflect the foregoing events.

         11.2. Subject to the provisions of Section 8.6, a dissolution or liquidation of the Company, or a merger or consolidation in which the Company is not the surviving corporation, shall cause each outstanding option to terminate, except to the extent that another corporation may and does in the transaction assume and continue the option or substitute its own options.

         11.3. Fractional shares resulting from any adjustment in options pursuant to this Section 11 may be dealt with as the Committee shall determine.

         11.4. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final,

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binding and conclusive. Notice of any adjustment shall be given by the Company to each holder of an option which shall have been so adjusted.

         11.5. The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganization or changes of its capital or business structure, to merge, to consolidate, to dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

                                   SECTION 12

                       EFFECTIVE DATE AND DURATION OF PLAN

         The Plan shall become effective upon approval by the affirmative vote of the holders of a majority of the Common Stock present in person or by proxy and entitled to vote at a duly called and convened meeting of the Company's stockholders. If such approval is obtained at the Annual Meeting of Stockholders in 1996, the Plan shall be effective on the date of such meeting, the first options shall be granted on the first business day thereafter and the last options granted under this Plan shall be granted on the first business day after the Annual Meeting of Stockholders in 2005.

         APPROVED AND ADOPTED BY THE SHAREHOLDERS ON 26 April 1996.


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